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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders of Allied Motion Technologies Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-37473, 33-44997, 333-21337, and 333-55344) on Form S-8 of Allied Motion Technologies Inc. of our report dated February 19, 2004, with respect to the consolidated balance sheets of Allied Motion Technologies Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' investment and comprehensive income and cash flows for the year ended December 31, 2003, the six-month period ended December 31, 2002, and for each of the fiscal years in the two-year period ended June 30, 2002, and the related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of Allied Motion Technologies Inc.

As discussed in note 1 to the consolidated financial statements, Allied Motion Technologies Inc. and subsidiaries adopted the provisions of Statements of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets", effective July 1, 2002.

                      KPMG LLP

Denver, Colorado
March 22, 2004

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  Exhibit 23
  INDEPENDENT AUDITORS' CONSENT